As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	88-3099146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

108 Patriot Drive, Suite A

Middletown, Delaware 19709

(302) 274-8744

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth Galbraith

Chair, Chief Executive Officer and President

Zymeworks Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

(302) 274-8744

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Dex Senior Vice President, Corporate Secretary and General Counsel Zymeworks Inc. 108 Patriot Drive, Suite A Middletown, Delaware 19709 (302) 274-8744	Tony Jeffries Bryan D. King Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Zymeworks Inc.

5,086,521 Shares of Common Stock

This prospectus relates to the disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders” on page 8 of up to 5,086,521 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase our common stock.

The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 10 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will receive proceeds from the cash exercise of the pre-funded warrants which, if exercised for cash with respect to all of the 5,086,521 shares of common stock underlying such warrants at the exercise price per share of $0.0001, would result in gross proceeds to us of approximately $509. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock issuable upon the exercise of pre-funded warrants pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “ZYME.” On March 6, 2024, the last reported closing sale price of our common stock on Nasdaq was $12.23 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 3 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.

You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Zymeworks,” “we,” “our” and “us” refer, collectively, to Zymeworks Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

Zymeworks is a clinical-stage biotechnology company developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases. Zymeworks’ complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates.

Corporate Information

Effective October 13, 2022, we became a Delaware corporation, following receipt of necessary shareholder, stock exchange, and court approvals (which we refer to as the Redomicile Transactions). Zymeworks Inc. was incorporated under the laws of the State of Delaware in June 2022. Our principal executive offices are located at 108 Patriot Drive, Suite A, Middletown, Delaware 19709, and our telephone number is (302) 274-8744. Our predecessor, now named Zymeworks BC Inc., was originally incorporated on September 8, 2003 under the Canada Business Corporations Act under the name “Zymeworks Inc.” On October 22, 2003, our predecessor was registered as an extra-provincial company under the Company Act (British Columbia), the predecessor to the Business Corporations Act (British Columbia), or the BCBCA. Our predecessor continued to British Columbia under the BCBCA on May 2, 2017. Our corporate website address is www.zymeworks.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 5,086,521 shares of our common stock issuable upon the exercise of the pre-funded warrants, or the Pre-Funded Warrants. Our common stock is listed on the Nasdaq Global Select Market under the symbol “ZYME.” We will not receive any of the proceeds from sales by the selling stockholders of any of the shares of common stock covered by this prospectus. We will receive proceeds from any cash exercise of the Pre-Funded Warrants to purchase the shares that are being offered by the selling stockholders hereunder. See “Use of Proceeds” on page 7.

Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock that are issuable upon the exercise of Pre-Funded Warrants to the stockholders listed in “Selling Stockholders” on page 8, pursuant to the securities purchase agreement described below. When we refer to the selling stockholders in this prospectus, we are referring to the investors in our December 2023 private placement and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the investors in our December 2023 private placement as a gift, pledge, or other non-sale related transfer.

December 2023 Private Placement

On December 23, 2023, we entered into a securities purchase agreement for a private placement, or the Purchase Agreement, with certain institutional accredited investors affiliated with EcoR1 Capital, LLC, which we collectively refer to as the Purchasers. Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 5,086,521 Pre-Funded Warrants to purchase 5,086,521 shares of common stock. The purchase price for each Pre-Funded Warrant is $9.8299, for an aggregate purchase price of approximately $50.0 million. The closing of the purchase and sale of the Pre-Funded Warrants occurred on December 28, 2023.

The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per share, subject to adjustments as provided under the terms of the Pre-Funded Warrants, except that the Pre-Funded Warrants cannot be exercised if, after giving effect or immediately prior to such exercise, the Purchaser together with its affiliates and any other persons whose beneficial ownership of shares of common stock would be aggregated with the Purchaser for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, would beneficially own more than 19.99%, or the Maximum Percentage, of the total number of issued and outstanding shares of common stock or voting power of the Company following such exercise. The Maximum Percentage may be increased or decreased by a Purchaser with 61 days’ written notice to the Company; provided, however, that such percentage may in no event exceed 19.99%.

We also entered into a registration rights agreement with the Purchasers requiring us to register the resale of the shares issuable upon exercise of the Pre-Funded Warrants.

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described under “Part I. Item 1A — Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 6, 2024, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and the documents incorporated by reference herein. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein includes “forward-looking statements” or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Many of these statements appear, in particular, under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, these forward-looking statements include, but are not limited to, statements about:

•	the size of our addressable markets and our ability to commercialize product candidates;

•	the achievement of advances in and expansion of our therapeutic platforms and antibody engineering expertise;

•	the likelihood of product candidate development and clinical trial progression, initiation or success; and

•	our ability to predict and manage government regulation.

All forward-looking statements, including, without limitation, those related to our examination of historical operating trends, are based upon our current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

•	our ability to manage our growth effectively;

•	the absence of material adverse changes in our industry or the global economy;

•	our ability to understand and predict trends in our industry and markets;

•	our ability to enter into and maintain good business relationships with our strategic partners;

•	our ability to comply with current and future regulatory standards;

•	our ability to protect our intellectual property rights;

•	our continued compliance with third-party license terms and the non-infringement of third-party intellectual property rights;

•	our ability to manage and integrate any acquisitions we may pursue;

•	our ability to retain key personnel; and

•	our ability to raise sufficient debt or equity financing to support our continued growth.

We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations, and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. The following uncertainties and factors, among others (including those referred to in the section titled “Risk Factors”), could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

•	our or our partners’ ability to obtain regulatory approval for product candidates without significant delays;

•	the predictive value of our current or planned clinical trials;

•	delays with respect to the development and commercialization of our product candidates, which may cause increased costs or delay receipt of product revenue;

•	our or any of our partners’ ability to enroll subjects in clinical trials and thereby complete trials on a timely basis;

•	the design or our execution of clinical trials may not support regulatory approval, including where clinical trials are conducted outside the United States;

•

our ability to achieve milestones and receive associated milestone payments pursuant to the terms of our collaboration agreements, including our amended collaboration agreement with Jazz Pharmaceuticals Ireland Limited;

•	the extent to which our business may be adversely affected by pandemics or other health crises;

•

global economic and political conditions, including as a result of the Russian invasion of Ukraine and the conflict in Israel and the Gaza Strip, as well as social and political unrest in the locations where our clinical trials are held, and the related impact on our business and the markets generally;

•	unanticipated tax consequences in connection with the Redomicile Transactions;

•	the Fast Track and Breakthrough Therapy designations for any of our product candidates may not expedite regulatory review or approval;

•	the U.S. Food and Drug Administration, or the FDA, may not accept data from trials we conduct outside the United States;

•	disruptions at the FDA and other government agencies caused by funding shortages or global health concerns;

•	our discretion to discontinue or reprioritize the development of any of our product candidates;

•	the potential for our product candidates to have undesirable side effects;

•	no regulatory agency has made a determination that any of our product candidates are safe or effective for use by the general public or for any indication;

•	our ability to face significant competition, including biosimilar products;

•	the likelihood of broad market acceptance of our product candidates;

•	our ability to obtain Orphan Drug Designation or exclusivity for some or all of our product candidates;

•	our ability to commercialize products outside of the United States;

•	the outcome of reimbursement decisions by third-party payors relating to our products;

•	our expectations with respect to the market opportunities for any product that we or our strategic partners develop;

•	our ability to pursue product candidates that may be profitable or have a high likelihood of success;

•	our ability to use and expand our therapeutic platforms to build a pipeline of product candidates;

•	our ability to meet the requirements of ongoing regulatory review;

•	the threat of product liability lawsuits against us or any of our strategic partners;

•	changes in product candidate manufacturing or formulation that may result in additional costs or delay;

•	the potential disruption of our business and dilution of our shareholdings associated with acquisitions and joint ventures;

•	the potential for foreign governments to impose strict price controls;

•	the risk of security breaches and incidents or data loss, which could compromise sensitive business or health information;

•	current and future legislation that may increase the difficulty and cost of commercializing our product candidates;

•	economic, political, regulatory and other risks associated with international operations;

•	our exposure to legal and reputational penalties as a result of any of our current and future relationships with various third parties;

•	our ability to comply with export control and import laws and regulations;

•	our history of significant losses since inception;

•	our ability to generate revenue from product sales and achieve profitability;

•	our requirement for substantial additional funding;

•	the potential dilution to our stockholders associated with future financings;

•	restrictions on our ability to seek financing, which may be imposed by future debt;

•	unstable market and economic conditions;

•	currency fluctuations and changes in foreign currency exchange rates;

•	our ability to maintain existing and future strategic partnerships;

•	our ability to realize the anticipated benefits of our strategic partnerships;

•	our ability to secure future strategic partners;

•	our reliance on third-party manufacturers to produce our product candidate supplies and on other third parties to monitor and transport bulk drug substance and drug product;

•	our reliance on third parties to oversee clinical trials of our product candidates and, in some cases, maintain regulatory files for those product candidates;

•	risks related to the manufacture of product candidates and difficulties in production;

•	our reliance on third parties for various operational and administrative aspects of our business including our reliance on third parties’ cloud-based software platforms;

•	our reliance on the performance of independent clinical investigators and contract research organizations;

•	our ability to operate without infringing the patents and other proprietary rights of third parties;

•	our ability to obtain and enforce patent protection for our product candidates and related technology;

•	our patents could be found invalid or unenforceable if challenged;

•	our intellectual property rights may not necessarily provide us with competitive advantages;

•	we may become involved in expensive and time-consuming patent lawsuits;

•	the risk that the duration of our patents will not adequately protect our competitive position;

•	our ability to obtain protection under the Drug Price Competition and Patent Term Restoration Act of 1984 and similar foreign legislation;

•	we may be unable to protect the confidentiality of our proprietary information;

•	our ability to comply with procedural and administrative requirements relating to our patents;

•	the risk of claims challenging the inventorship of our patents and other intellectual property;

•	our intellectual property rights for some of our product candidates are dependent on the abilities of third parties to assert and defend such rights;

•	patent reform legislation and court decisions can diminish the value of patents in general, thereby impairing our ability to protect our products;

•	we may not be able to protect our intellectual property rights throughout the world;

•	we will require FDA approval for any proposed product candidate names and any failure or delay associated with such approval may adversely affect our business;

•	our election to rely on certain reduced reporting and disclosure requirements available to smaller reporting companies may make our common stock less attractive to investors;

•	the risk of employee misconduct including noncompliance with regulatory standards and insider trading;

•	our ability to market our products in a manner that does not violate the law and subject us to civil or criminal penalties;

•	if we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected;

•	our ability to retain key executives and attract and retain qualified personnel;

•	our ability to manage any organizational growth;

•	our exposure to potential securities class action litigation; and

•	if securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements. We do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events, except as required by law. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

We will receive proceeds from the cash exercise of the Pre-Funded Warrants which, if exercised for cash with respect to all of the 5,086,521 shares of common stock underlying such Pre-Funded Warrants at the exercise price per share of $0.0001, would result in gross proceeds to us of approximately $509. There can be no assurance that any of the Pre-Funded Warrants will be exercised by the selling stockholders or that they will exercise the Pre-Funded Warrants for cash instead of using the cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the Pre-Funded Warrants for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 6, 2024.

SELLING STOCKHOLDERS

We have included in this prospectus and related registration statement 5,086,521 shares of our common stock issuable upon exercise of the Pre-Funded Warrants issued in our December 2023 private placement to the selling stockholders. The term “selling stockholder” includes the stockholders listed below and their transferees, pledges, donees or other successors in interest selling the shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.

The table below sets forth certain information with respect to each selling stockholder, including (i) the name and address of each selling stockholder; (ii) the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering; (iii) the maximum number of shares being offered by each selling stockholder pursuant to this prospectus; and (iv) each selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the selling stockholders) are sold.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The percentage of each selling stockholder’s ownership is based on 70,532,213 shares of common stock outstanding as of February 29, 2024. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder before this offering, shares of common stock underlying the Pre-Funded Warrants held by that selling stockholder, are deemed outstanding, as well as any other derivative securities held by that selling stockholder that are exercisable as of February 29, 2024 or exercisable within 60 days thereafter. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on shares outstanding on February 29, 2024, which includes the shares of our common stock registered for sale in this offering. The ownership information for the selling stockholders prior to this offering does not give effect to any acquisitions or dispositions of our common stock made after February 29, 2024.

The registration of the sale of shares of common stock held by and issuable to the selling stockholders upon exercise of the Pre-Funded Warrants does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as set forth in the footnotes below. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer, except as noted below.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering
Selling Stockholder	Number of Shares Owned	Percentage of Outstanding Shares(1)	Number of Shares Offered	Number of Shares Owned	Percentage of Outstanding Shares
Entities affiliated with EcoR1 Capital, LLC (2)	14,262,473	19.99%	5,086,521	13,437,473	19.1%

(1)

The Pre-Funded Warrants held by the selling stockholders are subject in certain cases to beneficial ownership limitations such that the Pre-Funded Warrants may not be exercised if such exercise would result in the holder, together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, beneficially owning more than 19.99% in the aggregate, or the Beneficial Ownership Limitation.

(2)

The shares reported under “Beneficial Ownership Before This Offering” consist of (i) 12,658,224 shares of common stock held by EcoR1 Capital Fund Qualified, L.P., (ii) 781,523 shares of common stock which may be acquired upon exercise of the Pre-Funded Warrants held by EcoR1 Capital Fund Qualified, L.P., (iii) 779,249 shares of common stock held by EcoR1 Capital Fund, L.P. and (iv) 43,477 shares of common stock which may be acquired upon exercise of the Pre-Funded Warrants held by EcoR1 Capital Fund, L.P. EcoR1 Capital Fund Qualified, L.P. and EcoR1 Capital Fund, L.P., or collectively, the EcoR1 Funds, are prohibited from exercising such Pre-Funded Warrants, if as a result of such exercise, the EcoR1 Funds would beneficially own more than 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Beneficial Ownership Before This Offering” do not include (i) 4,036,939 shares of common stock which may be acquired upon exercise of the Pre-Funded Warrants held by EcoR1 Capital Fund Qualified, L.P. and (ii) 224,582 shares of common stock which may be acquired upon exercise of the Pre-Funded Warrants held by EcoR1 Capital Fund, L.P. The shares reported under “Number of Shares Offered” do not give effective to the Beneficial Ownership Limitation and consist of (i) 4,818,462 shares of common stock that may be acquired upon exercise of Pre-Funded Warrants held by EcoR1 Capital Fund Qualified, L.P., and (ii) 268,059 shares of common stock which may be acquired upon exercise of Pre-Funded Warrants held by EcoR1 Capital Fund, L.P. The EcoR1 Funds are managed by EcoR1 Capital, LLC, or EcoR1. Oleg Nodelman, the manager of EcoR1, has shared voting control and investment discretion over the securities reported herein that are held by the EcoR1 Funds. As a result, Mr. Nodelman may be deemed to have beneficial ownership of the securities that are held by the EcoR1 Funds. The address of EcoR1 Funds is 357 Tehama Street #3, San Francisco, CA 94103. Scott Platshon, a Partner of EcoR1, is a member of the board of directors of the Company. Mr. Platshon was appointed to the board of directors of the Company pursuant to the Purchase Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Pre-Funded Warrants issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the Pre-Funded Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the SEC, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the prefunded warrants or shares of common stock owned by them following exercise of the Pre-Funded Warrants and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Zymeworks as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at www.zymeworks.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 6, 2024;

•

our Current Reports on Form  8-K as filed with the SEC on January  4, 2024 (excluding information furnished under Item 2.02 and portions of Exhibit 99.1), January  5, 2024, February  8, 2024 and February 22, 2024; and

•

the description of our common stock contained in Amendment No.  1 to the Registration Statement on Form 8-A relating thereto, filed with the SEC on June 12, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Zymeworks Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

Attn: Corporate Secretary

Phone: (302) 274-8744

5,086,521 Shares of Common Stock

PROSPECTUS

March 7, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the registration fee.

Amount to be Paid
SEC registration fee	$9,167
Legal fees and expenses	50,000
Accounting fees and expenses	12,000
Miscellaneous	3,833

Total	$75,000

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The registrant’s certificate of incorporation contains provisions that limit the liability of the registrant’s directors and certain of the registrant’s officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the registrant’s directors will not be personally liable to the registrant’s or the registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the registrant or the registrant’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Similarly, the registrant’s officers who at the time of an act or omission as to which liability is asserted consented to or are deemed to have consented to certain service of process rules under Delaware law will not be personally liable to the registrant or the registrant’s stockholders for monetary damages for any breach of fiduciary duties as officers, except for liability in connection with:

•	any breach of their duty of loyalty to the registrant or the registrant’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which they derived an improper personal benefit; or

•	any action by or in the right of the corporation.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the registrant’s directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the registrant’s bylaws provide that the registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s bylaws also provide that the registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant to, among other things, indemnify the registrant’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require the registrant to advance all expenses reasonably and actually incurred by the registrant’s directors and executive officers in investigating or defending any such action, suit or proceeding. The registrant believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the registrant’s certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against the registrant’s directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against the registrant’s directors and officers as required by these indemnification provisions.

The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the registrant’s directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to its directors and officers pursuant to the registrant’s indemnification obligations or otherwise as a matter of law.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Company.	8-K12B	001-41535	3.1	October 13, 2022

3.2	Amended and Restated Bylaws of the Company.	8-K	001-41535	3.1	March 15, 2023

4.1	Specimen Common Stock Certificate of Zymeworks Inc.	S-4/A	333-266160	4.1	August 19, 2022

4.2	Form of Pre-Funded Warrant.	8-K	001-41535	10.3	December 26, 2023

5.1+	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Securities Purchase Agreement, dated December 23, 2023, by and among the Company and the Purchasers.	8-K	001-41535	10.1	December 26, 2023

10.2	Registration Rights Agreement, dated December 23, 2023, by and among the Company and the Purchasers.	8-K	001-41535	10.2	December 26, 2023

23.1+	Consent of KPMG LLP.

23.2+	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

107+	Filing Fee Table.

+	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Delaware, on March 7, 2024.

ZYMEWORKS INC.

By:	/s/ Kenneth Galbraith
Kenneth Galbraith
Chair of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth Galbraith and Christopher Astle, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Kenneth Galbraith Kenneth Galbraith	Chair of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	March 7, 2024

/s/ Christopher Astle Christopher Astle	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2024

/s/ Troy M. Cox Troy M. Cox	Director	March 7, 2024

/s/ Alessandra Cesano Alessandra Cesano	Director	March 7, 2024

/s/ Susan Mahony Susan Mahony	Director	March 7, 2024

/s/ Kelvin Neu Kelvin Neu	Director	March 7, 2024

/s/ Hollings C. Renton Hollings C. Renton	Director	March 7, 2024

/s/ Nancy Davidson Nancy Davidson	Director	March 7, 2024

/s/ Derek Miller Derek Miller	Director	March 7, 2024

/s/ Carlos Campoy Carlos Campoy	Director	March 7, 2024

/s/ Scott Platshon Scott Platshon	Director	March 7, 2024